UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 22, 2008, Chipotle Mexican Grill, Inc. issued a press release announcing earnings and other financial results for its fiscal quarter and nine months ended September 30, 2008, and that management would review these results in a conference call at 5:00 p.m. Eastern Time on October 22, 2008.

Item 8.01	Other Events.

On October 22, 2008, Chipotle Mexican Grill, Inc. issued a press release announcing a repurchase program of up to $100 million of its Class B common stock. The shares may be repurchased from time to time in open market transactions, subject to market conditions. Chipotle intends to enter into an agreement with a broker under SEC rule 10b5-1, authorizing the broker to make purchases of Class B common stock on the company’s behalf from time to time. The repurchase agreement and the Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated October 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

October 22, 2008	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated October 22, 2008